Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
   Filed by the Registrant (x) Filed by a Party other than the Registrant ( ) Check the appropriate box:
( )     Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(X)     Definitive Proxy Statement
( )     Definitive Additional Materials
( )     Soliciting Material pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                               RGC Resources, Inc.
                (Name of Registrant as Specified in its Charter)
                    Howard T. Lyon, Controller and Treasurer
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(X)     No fee required
( )     Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
        (1)    Title of each class of securities to which transaction applies:
        (2)    Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)    Proposed maximum aggregate value of transaction:
        (5)    Total Fee Paid:
( )     Fee paid previously with preliminary materials
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)    Amount Previously Paid:
        (2)    Form, Schedule or Registration Statement No.:
        (3)    Filing Party:
        (4)    Date Filed:

                               RGC RESOURCES, INC.
                            519 Kimball Avenue, N.E.
                             Roanoke, Virginia 24016

     -----------------------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 27, 2003

     -----------------------------------------------------------------------


     NOTICE is hereby given that, pursuant to its Bylaws and call of its directors, the Annual Meeting of the Shareholders of RGC Resources, Inc. will be held at the Clarion Hotel, 3315 Ordway Drive, Roanoke, Virginia 24017, on Monday, January 27, 2003, at 9:00 a.m., Eastern Standard Time, for the following purposes:

     1.   To elect three new Class C directors.

     2. To ratify the selection of Deloitte & Touche LLP as independent auditors.

     3. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the meeting. Only those shareholders of record as of the close of business on November 22, 2002 shall be entitled to notice of and to vote at the meeting.

     You are urged to sign and date the enclosed form of proxy and return it promptly in the enclosed self-addressed, stamped envelope. Should you decide to attend the meeting and vote in person, you may withdraw your proxy.

                          By Order of the Board of Directors.




                          DALE P. MOORE
                          Secretary

December 27, 2002

     YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY, NO MATTER HOW SMALL YOUR HOLDINGS, TO ASSURE THAT YOUR SHARES ARE REPRESENTED. NO POSTAGE IS REQUIRED ON THE ENCLOSED PROXY IF MAILED WITHIN THE UNITED STATES. IF YOUR SHARES ARE HELD BY A BROKER, BANK OR NOMINEE, IT IS IMPORTANT THAT YOU GIVE THEM YOUR VOTING INSTRUCTIONS.

                      ------------------------------------


                                 PROXY STATEMENT

                      ------------------------------------


                            MAILED DECEMBER 27, 2002

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 27, 2003


     This Proxy Statement is furnished on December 27, 2002, in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of RGC Resources, Inc. ("Resources" or the "Company") to be held on Monday, January 27, 2003, at 9:00 a.m., Eastern Standard Time, at the Clarion Hotel, 3315 Ordway Drive, Roanoke, Virginia 24017, and any adjournments thereof.

     Proxies in the form enclosed herewith are solicited by management at the direction of the Company's Board of Directors. If the enclosed proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with its terms. Any proxy given pursuant to this solicitation may be revoked at any time prior to the vote of the shareholders. An opportunity will be given to shareholders attending the meeting to withdraw their proxies and to vote their shares in person.

     The Company's Annual Report to Shareholders for the year ended September 30, 2002 is being sent to all shareholders concurrently with this Proxy Statement. The Annual Report is not to be considered a part of the proxy solicitation material.

                                VOTING SECURITIES

     The close of business on November 22, 2002 has been fixed as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting of Shareholders. At the close of the record date, there were 1,969,088 shares of common stock outstanding and each such share is entitled to one vote. To the Company's knowledge, no person is the beneficial owner of more than five percent of the issued and outstanding common stock of the Company.

     A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

     The Company will appoint one or more inspectors to act as a Committee on Credentials at the Annual Meeting and to make a written report thereof. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law. As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating votes. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

                  PROPOSAL 1 ELECTION OF DIRECTORS OF RESOURCES

     The Company's Board of Directors is divided into three classes (A, B and C) with staggered three-year terms. The current term of office of the Class C directors expires at the 2003 Annual Meeting. The terms of the Class A and Class B directors will expire in 2004 and 2005, respectively.

     There are three management nominees for Class C directors, Frank T. Ellett, Maryellen F. Goodlatte and George W. Logan, who currently serve on the Board and are standing for reelection.

     Unless authorization is withheld, the persons named as proxies will vote for the election of the nominees named below. Each nominee has agreed to serve if elected. In the event any nominee unexpectedly is unable to serve, the proxies will be voted for such other persons as the Board may designate. The present principal occupation and employment during the past five years and the office, if any, held with the Company are set forth opposite the name of each nominee and director. Proxies cannot be voted for a greater number of persons than the number of nominees:

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR CLASS C DIRECTOR.


                                                                                                    Year In Which
                                            Year In                                                   Director
                                          Which First                                                  Assumed
                                          Elected As                                                  Principal
Name and Age                               Director                Principal Occupation              Occupation
------------                               --------                --------------------              ----------

NOMINEES FOR DIRECTOR
---------------------

CLASS C DIRECTORS (Currently serving until 2003 Annual Meeting with a three year term)

Frank T. Ellett                              1983       President, Virginia Truck Center, Inc. &        1981
   Age  64                                              Virginia Truck Center of Richmond
                                                        (Sale, lease and service of heavy trucks,
                                                        trailers and buses)

Maryellen F. Goodlatte                       2001       Principal, law firm of Glenn, Feldmann,         1983
   Age 50                                               Darby & Goodlatte

George W. Logan                              2002       Chairman of the Board, Valley Financial         1993
   Age 57                                               Corporation; Chairman of the Board,
                                                        Alliance Logistics Center (Warsaw,
                                                        Poland); Principal, Pine Street Partners,
                                                        LLC; Faculty, University of Virginia
                                                        Darden Graduate School of Business


DIRECTORS CONTINUING IN OFFICE
------------------------------

CLASS A DIRECTORS (Serving until 2004 Annual Meeting)

Abney S. Boxley, III                         1994       President & CEO, Boxley Co., Inc.               1988
   Age 44                                               (Construction Materials); Director, Valley
                                                        Financial Corporation


                                        3



S. Frank Smith                               1990       Vice President, Coastal Coal Co., LLC           1986
   Age 54                                               (Coal mining)

John B. Williamson, III                      1998       Chairman, President & CEO of RGC                2002
   Age 48                                               Resources, Inc. and each of its affiliates;
                                                        President & CEO of the Company since
                                                        June 1999; President & CEO of Roanoke
                                                        Gas Company February 1998 to June
                                                        1999; Vice President-Rates & Finance
                                                        January 1993 to February 1998; Director,
                                                        NTELOS, Inc.


CLASS B DIRECTORS (Serving until 2005 Annual Meeting)

Lynn D. Avis                                 1986       Chairman of the Board, Avis                     2000
   Age 68                                               Construction Co., Inc. (Construction
                                                        company) since 2000; President, Avis
                                                        Construction Company, Inc. 1977 - 2000

J. Allen Layman                              1991       Chairman of the Board & President,              2001
   Age 50                                               NTELOS, Inc. (Telecommunications)
                                                        since Feb. 2001; President & CEO, R&B
                                                        Communications, Inc. 1991-2001;
                                                        Director, The Bank of Fincastle,
                                                        NTELOS, Inc. and mPhase Technologies,
                                                        Inc.

Thomas L. Robertson                          1986       Chairman of Carilion Foundation and             2001
   Age 59                                               Chairman of Carilion Biomedical
                                                        Institute;  Retired 2001; President and
                                                        Chief Executive Officer, Carilion Health
                                                        System and Carilion Medical Center
                                                        (Health care) 1986-2001; Director,
                                                        Roanoke Electric Steel Corporation


      PROPOSAL 2 RATIFICATION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche as independent public accountants to audit the financial statements of the Company and its subsidiaries for the year ending September 30, 2003. This appointment is subject to approval by the shareholders. A representative of Deloitte & Touche is expected to attend the meeting with the opportunity to make a statement and/or respond to appropriate questions from shareholders. Deloitte & Touche has served as independent auditors of the Company since fiscal year 1998.

     In the event shareholders do not ratify the selection of Deloitte & Touche as independent auditors, the Audit Committee and the Board of Directors would review their future selection of auditors.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS.


                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of November 22, 2002, certain information regarding the beneficial ownership of the common stock of the Company by each director, nominee and named executive officer and by all directors and executive officers as a group. Where the persons listed have the right to acquire additional shares of the Company's common stock through the exercise of options within 60 days, such additional shares are deemed to be outstanding shares owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership interests of any other person. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.


                                                        Shares of Common
                  Name of                           Stock Beneficially Owned
             Beneficial Owner                           As of 11/22/02 1                           Percent of Class
-------------------------------------------     --------------------------------                -----------------------

Lynn D. Avis                                                12,014                                         *
Abney S. Boxley, III                                         5,059                                         *
John S. D'Orazio                                            13,747 2                                       *
Frank T. Ellett                                             10,361                                         *
Frank A. Farmer, Jr.                                        42,108 3                                     2.14%
Maryellen F. Goodlatte                                         143                                         *
J. Allen Layman                                              8,879                                         *
George W. Logan                                             16,033                                         *
Howard T. Lyon                                               6,255 4                                       *
Dale P. Moore                                                5,233 5                                       *
Thomas L. Robertson                                          8,651                                         *
S. Frank Smith                                               8,530                                         *
John B. Williamson, III                                     29,825 6                                     1.51%
All Directors and Executive
  Officers as a Group (13 persons)                         166,838 7                                     8.47%

------------------
*        Less than 1%

1 Includes restricted shares purchased by directors pursuant to Restricted Stock Plan For Outside Directors.
2 Includes 12,000 shares that Mr. D'Orazio has the right to acquire through the exercise of stock options.
3    Includes 9,405 shares owned by spouse.
4 Includes 5,000 shares that Mr. Lyon has the right to acquire through the exercise of stock options.
5 Includes 5,000 shares that Ms. Moore has the right to acquire through the exercise of stock options.
6 Includes 23,000 shares that Mr. Williamson has the right to acquire through the exercise of stock options.
7 Includes an aggregate of 45,000 shares that executive officers have the right to acquire through the exercise of stock options.

                             EXECUTIVE COMPENSATION

     The following table contains information with respect to the individual compensation of the following officers for services in all capacities to Resources and its subsidiaries for fiscal years ended September 30, 2002, 2001 and 2000.

                                            Summary Compensation Table


                                                                                     Long-Term
                                           Annual Compensation                     Compensation
                                        -------------------------  --------------------------------------------
     Name and                                                              Awards              All Other
Principal Position             Year     Salary ($)     Bonus($)1      Options/SARs (#)      Compensation($)2
---------------------------  --------   -----------   ----------- ----------------------   ------------------
John B. Williamson, III        2002       184,546        10,000            6,000                  6,822
   Chairman, President &       2001       177,875        25,000            3,000                  8,005
   CEO of RGC                  2000       165,568        20,000            4,000                  6,938
   Resources, Inc.

John S. D'Orazio               2002       100,150        10,000            2,000                  4,620
   Vice President              2001        93,934        10,000            3,000                  4,359
   Customer Service and        2000        82,906         6,000            4,000                  3,728
   Marketing of Roanoke
   Gas Company

----------------

1    Bonus paid in current year for previous year's performance.

2 Consists entirely of the Company's contribution under the Employees' 401(k) Plan.

                                         Option Grants in Last Fiscal Year

                                                   Individual Grants                           Potential Realizable
                           ------------------------------------------------------------------     Value(1) at
                                                                                                     Assumed
                                          % of Total                                             Annual Rates of
                            Number of      Options                      Market                     Stock Price
                           Securities     Granted To     Exercise      Price on                  Appreciation for
                           Underlying     Employees      or Base       Date of                     Option Term
                             Options      in Fiscal       Price         Grant     Expiration   --------------------
          Name             Granted(#)        Year      ($/Share)(2)   ($/Share)      Date        5%($)      10%($)
-------------------------  -----------   ------------  ------------   ----------  -----------  ---------   --------

John B. Williamson, III       6,000          46%          $19.36        $19.36     12/19/11     189,212     301,289
John S. D'Orazio              2,000          15%          $19.36        $19.36     12/19/11      63,071     100,430

----------------

1 The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of Resources' stock price. Additionally, these values do not take into consideration the terms of the options providing for nontransferability or termination of the options following termination of employment. Resources did not use an alternative formula for a grant valuation, as it is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.

2 The exercise price of the options granted is equal to the closing sales price of Resources' common stock on the Nasdaq National Market on the date of grant. Options generally expire ten years from the date of grant.


                                    Aggregated Option Exercises in Last Fiscal Year
                                           and Fiscal Year-End Option Values
                                                                                                        Value of
                                                                            Number of                 Unexercised
                                   Shares                                  Unexercised                In-the-money
                                 Acquired on            Value           Options at Fiscal          Options at Fiscal
Name                            Exercise (#)        Realized ($)           Year-End (#)               Year-End ($)
----------------------------   ---------------     ---------------    ----------------------     ----------------------
                                                                           Exercisable/               Exercisable/
                                                                          Unexercisable              Unexercisable
                                                                      ----------------------     ----------------------
John B. Williamson, III               0                   0                  23,000/0                  $11,199/0
John S. D'Orazio                      0                   0                  12,000/0                    $ 0/0


RETIREMENT PLAN

     Resources has in effect a noncontributory Retirement Plan. The costs of benefits under the Plan, which are borne by Resources, are computed actuarially and defrayed by earnings from the Plan's investments and/or Resources' annual contributions. The Plan generally provides for the monthly payment, at normal retirement age 65, of the greater of (a) the participant's accrued benefit as of December 31, 1988 under the formula then in effect or (b) the sum of one-twelfth of (1) plus (2) minus (3) as follows:

     (1) 1.2% of the participant's average compensation for his highest consecutive sixty months of service multiplied by years of credited service up to thirty years,

     (2) .65% of the participant's average compensation for his highest consecutive sixty months of service in excess of covered compensation (generally defined as the average of Social Security wage bases over a participant's assumed working lifetime) multiplied by years of credited service up to thirty years, and

     (3) the participant's balance, if any, from the Company's former profit sharing plan.

     Early retirement with reduced monthly benefits is available at age 55 after ten years' service. Provisions also are made for vesting of benefits after five years of service and for disability and death benefits. All employees who have completed one year of service to the Company and are credited with at least 1,000 hours of service in a Plan year are eligible to participate in the Plan. At age 65, for Plan purposes, Mr. Williamson and Mr. D'Orazio will have 28 and 32 credited years of service, respectively.

     The compensation covered by the Plan includes the total of all amounts paid to a participant by the Company for personal services reported on the participant's federal income tax withholding statement (Form W-2), up to certain statutory limits. For plan years beginning January 1, 2002 and 2003, these earnings are limited to $200,000.



                                                              Estimated Annual Pension For
                                                       Representative Years of Credited Service1
                                     ------------------------------------------------------------------------------
Highest Sixty Months
Average Compensation                      15               20               25              30              35
------------------------------       ------------      -----------      -----------     -----------     -----------

    $     125,000                   $      30,900     $     41,200     $     51,500    $     61,800    $     61,800
          150,000                          37,800           50,400           63,000          75,600          75,600
          175,000                          44,800           59,700           74,600          89,500          89,500
          200,000                          51,700           68,900           86,200         103,400         103,400
          225,000                          51,700           68,900           86,200         103,400         103,400

------------------

1 The benefit amounts assume the employee is retiring at normal retirement age (age 65). The benefit amounts listed in the table are computed as a straight life annuity. No offset to pension benefits due to the Profit-Sharing Plan (which has been converted into the 401(k) Plan) is reflected. Benefits are not reduced by Social Security.

                         CHANGE-IN-CONTROL ARRANGEMENTS

     On March 1, 2001, the Company and Mr. John B. Williamson, III entered into a Change in Control Agreement that provides certain benefits to him in the event of a "Change in Control." For purposes of this agreement, a "Change in Control" occurs when (i) any person or entity becomes the beneficial owner of at least 50% of the combined voting power of the Company's voting securities; (ii) any person or entity becomes the beneficial owner of at least 50% of the voting securities of the surviving entity following a merger, recapitalization, reorganization, consolidation or sale of assets by the Company; or (iii) the Company is liquidated or sells substantially all of its assets. In the event that Mr. Williamson's employment with the Company is terminated within three years of the date of a Change in Control, unless the termination is (a) because of his death or disability, (b) for Cause (as defined in the agreement) or (c) by him other than for Good Reason (as defined in the agreement), then he will receive a severance payment (the "Severance Payment") equal to 2.0 times his average annual compensation over the prior five tax years. The Severance Payment will be reduced to the extent necessary to avoid certain federal excise taxes. Also in such event, the Company will continue his life insurance, medical, health and accident and disability plans, programs or arrangements until the earlier of two years after the date of the Change in Control, his death, or his full-time employment. The agreement does not require Mr. Williamson to seek employment to mitigate any payments or benefits provided thereunder. The Company also entered into identical Change in Control Agreements with Mr. John S. D'Orazio on March 1, 2001 and with Mr. Howard T. Lyon and Ms. Dale P. Moore on May 1, 2000, except that the Severance Payment equal to 1.5 times his applicable average annual compensation and payable only if his or her employment is terminated within 24 months of a Change in Control.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee"), which is made up of six members of the Board of Directors who are not officers or employees of Resources, is responsible for setting and administering the policies that govern the annual compensation paid to the executive officers of the Company, including the Chief Executive Officer.

     In fiscal 2002, annual salary continued to be the primary component of compensation for executive officers of the Company. This is based in large part on concern that external factors beyond the control of Company executives, such as weather and regulatory decisions, may have a significant impact on corporate performance.

     The Committee recommends, for approval by the Board of Directors, the annual salaries of executive officers. Salaries are based on the respective positions held by the executive officers, including their accomplishments, level of responsibility and experience and the relationship of such salaries to the salaries of other Company managers and employees. In this regard, the Committee reviews the Chief Executive Officer's recommendations on compensation of the other executive officers and information concerning executive compensation at other companies in the American Gas Association. Such other companies are included in (but do not solely comprise) both of the peer indices reflected in the Performance Graph on page 10. The Committee also considers overall corporate performance, customer service and satisfaction, relationships with regulatory agencies and the ability to manage and maintain a competent work force in preparing its compensation recommendations.

     Pursuant to the Company's Stock Bonus Plan, the Committee approved the payment in fiscal 2002 of bonuses to the CEO and other executive officers of the Company for outstanding performance during the fiscal year 2001. The Stock Bonus Plan is intended to allow the Board of Directors to award individual or collective superior performance that has resulted in enhanced shareholder value or returns and to encourage increased ownership of Company common stock by officers and management. The Stock Bonus Plan is administered by the Committee, which considers recommendations from the Company's President. The Company's bonus award proposals are subject to approval of the Board of Directors. Under the Stock Bonus Plan, executive officers are encouraged to own a position in the Company's common stock of at least 50% of the value of their annual salary. To promote this policy, the Plan provides that all officers with stock ownership positions below 50% of the value of their annual salaries must, unless approved by the Committee, receive no less than 50% of any performance bonus in the form of Company common stock. Bonus amounts, if any, for a fiscal year will generally be determined in the January following that fiscal year end. Bonus award determinations under the Stock Bonus Plan for performance in the 2001 fiscal year were based on the performance of the Company, combined with an analysis of the individual contributions of officers receiving the bonuses to the overall performance of the Company.

     The Company has a Key Employee Stock Option Plan, which is intended to provide the Company's executive officers with long-term (ten-year) incentives and rewards tied to the price of Resources' common stock. The Committee believes that stock options will assist the Company in attracting, maintaining and motivating officers and other key employees of the Company, upon whose judgment, initiative and efforts the Company depends, by providing such persons with the opportunity to acquire an equity interest in Resources. Stock options are used to provide executive officers additional incentive to use their best efforts and superior performances to promote the best interest of Resources and the shareholders.

     In making its recommendation regarding the 2002 compensation of the Chief Executive Officer, the Committee considered all of the criteria above. Specific consideration also was given to the Chief Executive Officer's efforts toward cost containment, the Company's earnings and shareholder and customer growth in the preceding fiscal year. During 2002, Mr. Williamson received a bonus of $10,000 for his performance during the fiscal year 2001, which he invested in Company common stock through a payroll deduction program over a seven- month period. The amount of the bonus was determined based upon Mr. Williamson's success during fiscal 2001 in monitoring operational and capital budgets for maximum cost efficiency and monitoring his management team's performance in regard to corporate objectives. The control of costs, operational and financing, helped to stabilize earnings for Resources.

                 Submitted by the Compensation Committee of the
                        Board of Directors of Resources:

          Lynn D. Avis (Chair), Abney S. Boxley, III, Frank T. Ellett,
            Maryellen F. Goodlatte, J. Allen Layman, S. Frank Smith

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John B. Williamson, III, President and Chief Executive Officer of Resources, serves as a director of NTELOS, Inc. J. Allen Layman, who is a director of Resources and serves on the Compensation Committee of the Board of Directors of Resources, is Chairman of the Board & President of NTELOS, Inc.

                                PERFORMANCE GRAPH

     The following graph compares the yearly percentage change and the cumulative total of shareholder return on Resources' common stock with the cumulative return on the Standard and Poor's Utilities Index (the "S&P Utilities Index") and the Media General Gas Index for the five-year period commencing on September 30, 1997 and ending on September 30, 2002. The Media General Gas Index, published as Industry Group Index No. 912 by Media General Finance Services of Richmond, VA, is being substituted for the Edward Jones Natural Gas Index, which is no longer being prepared. These comparisons assume the investment of $100 in the Company's common stock and each of the indices on September 30, 1997 and the reinvestment of dividends.




[Performance Graph Appears Here.]














                           1997    1998     1999     2000     2001     2002
RGC Resources, Inc.        $100     114      124      125      135     132
  S&P Utilities Index      $100     131      128      184      138      89
    MG Group Index         $100     104      109      142      142     138

                          TRANSACTIONS WITH MANAGEMENT

     Highland Propane Company purchased transportation equipment in the amount of $210,236 from Virginia Truck Center in fiscal 2002. Mr. Frank T. Ellett, a director of the Company, is President of Virginia Truck Center. It is not anticipated that Highland Propane Company will purchase additional transportation equipment from Virginia Truck Center in fiscal 2003.

     Resources and its subsidiaries purchased beeper, internet and telephone services in the amount of $82,857 from NTELOS, Inc. in fiscal 2002. J. Allen Layman, a director of the Company, is Chairman of the Board and President of NTELOS, Inc., as well as a substantial shareholder. It is anticipated that Resources and its subsidiaries will purchase beeper, internet and telephone services from NTELOS, Inc. in fiscal 2003.

                            REMUNERATION OF DIRECTORS

     Directors not chairing committees are compensated $7,200 per year in addition to receiving fees for meetings of Resources' Board of Directors and of Committees of the Board that they attend. The chair of the Audit Committee receives an additional $1,200 annually, and the chairs of the other committees receive an additional $800 annually. Mr. Williamson is not compensated for attendance at Board and Committee meetings and does not receive $7,200 per year for service as a Board member. The schedule of fees paid to directors for each such meeting attended is as follows:

             Board of Directors....................................$ 500
             Executive & Nominating Committee......................$ 500
             Audit Committee.......................................$ 500
             Compensation Committee................................$ 500

     However, the fee for any Committee meeting held the same day as a Board meeting is $350.

RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS

     The Board of Directors of the Company implemented the Restricted Stock Plan for Outside Directors effective January 27, 1997. The Plan is applicable to not more than 50,000 shares of Resources' common stock.

     Under the Plan, a minimum of 40% of the monthly retainer fee paid to each non-employee director of Resources is paid in shares of common stock ("Restricted Stock"). The number of shares of Restricted Stock is calculated each month based on the closing sales price of Resources' common stock on the Nasdaq National Market on the first day of the month, if the first day of the month is a trading day, or if not, the first trading day prior to the first day of the month. Beginning in fiscal 1998, a participant can, subject to approval of the Board, elect to receive up to 100% of his retainer fee for the fiscal year in Restricted Stock. Such election cannot be revoked or amended during the fiscal year.

     The shares of Restricted Stock of Resources issued under the Plan will vest only in the case of a participant's death, disability, retirement (including not standing for reelection to the Board), or in the event of a change in control of Resources. There is no option to take cash in lieu of stock upon vesting of shares under the Plan. The Restricted Stock may not be sold, transferred, assigned or pledged by the participant until the shares have vested under the terms of the Plan. At the time the Restricted Stock vests, a certificate for vested shares will be delivered to the participant or the participant's beneficiary.

     The shares of Restricted Stock will be forfeited to Resources by a participant's voluntary resignation during his term on the Board or removal for cause as a director. Subject to the terms of the Plan, a participant, as owner of the Restricted Stock, has all rights of a shareholder, including but not limited to, voting rights, the right to receive cash or stock dividends, and the right to participate in any capital adjustment of Resources. Resources requires that all dividends or other distributions paid on shares of Restricted Stock be automatically sequestered and reinvested on an immediate or deferred basis in additional Restricted Stock.

     All directors, except Mr. Williamson (who does not qualify as an outside director), participated in the Plan in fiscal 2002. The directors received a total of 2,531.874 shares of Restricted Stock in fiscal 2002, valued at $45,748.43. (This value was calculated using the closing price of $18.069 per share of Company's common stock on September 30, 2002).

                        BOARD OF DIRECTORS AND COMMITTEES

AUDIT COMMITTEE

     The Audit Committee of the Board of Directors, composed of Messrs. Boxley, Ellett, Layman, Logan, Robertson and Smith, meets at least annually with Resources' chief financial officer, the independent auditors, and certain appropriate officers of Resources. The basic functions of this Committee include reviewing significant financial information, reviewing accounting procedures and internal controls and recommending the selection of independent auditors. The Audit Committee met three times during the 2002 fiscal year.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the RGC Resources, Inc. Board of Directors (the "Committee") is composed of six independent directors and operates under a written charter adopted by the Board of Directors.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants of the Company, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated audited financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other things:

          o    methods used to account for significant unusual transactions;

          o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

          o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of these estimates; and

          o disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     The independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence from RGC Resources, Inc. and its management.

     Based on the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management regarding the audited financial statements and of the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for filing with the Securities and Exchange Commission.

    Frank T. Ellett, Chair    J. Allen Layman            Thomas L. Robertson
    Abney S. Boxley, III      George W. Logan            S. Frank Smith

AUDIT FEES

     The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed or expected to be billed by Deloitte & Touche LLP, the Company's principal accountant, for the year ended September 30, 2002:

               Audit Fees                                  $ 72,000
               Financial Information Systems,
                 Design, and Implementation Fees           $    -0-
               All Other Fees                              $ 50,500
                                                           --------
               Total Fees                                  $122,500

     The Audit Committee has reviewed the provision of non audited services, which include corporate income tax return preparation and benefit plan audits, and determined that the auditor's performance of these services did not interfere with its independence from RGC Resources, Inc.

EXECUTIVE & NOMINATING COMMITTEE

     The Executive & Nominating Committee of the Board of Directors, which is composed of Messrs. Avis, Ellett, Farmer, Layman (Chair) and Robertson is empowered to exercise all authority of the Board of Directors, except with respect to matters reserved for the Board by Virginia law. Thus, in the absence of nominations by the Board of Directors, this Committee may nominate persons as management's nominees for election to the Board of Directors by the shareholders at Resources' annual meeting. This Committee met one time during fiscal year 2002. The Board of Directors does not have a standing nominating committee as such.

COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is composed of Messrs. Avis (Chair), Boxley, Ellett, Goodlatte, Layman and Smith. This Committee meets as necessary to consider and make recommendations to the Board of Directors concerning the salaries of certain executive officers and management employees of the Company. This Committee met one time during the 2002 fiscal year.

MEETINGS OF THE BOARD AND COMMITTEES

     The Board of Directors met twelve times during the 2002 fiscal year. The incumbent members of the Board attended in fiscal year 2002 at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which each served.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange act of 1934 requires the Company's directors, executive officers and owners of more than 10% of its common stock to file certain reports of initial ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Based solely on a review of certain written representations of its directors and executive officers regarding Form 5's and of copies of such Forms 3, 4, and 5 (including amendments thereto) furnished to the Company, the Company believes that its executive officers and directors complied with Section 16(a)'s filing requirements during fiscal 2002. (The Company does not have any such 10% owners.)

                                  OTHER MATTERS

     Management does not know of any matters to be presented at the Annual Meeting of Shareholders other than the election of directors. However, if any other matters properly come before the meeting, proxies received pursuant to this solicitation will be voted thereon in the discretion of the proxyholder.

                             SHAREHOLDERS PROPOSALS

     Proposals of shareholders intended to be presented at Resources' 2004 Annual Meeting must be received by Resources' Corporate Secretary at its office, 519 Kimball Avenue, N.E., Roanoke, Virginia 24016, no later than August 29, 2003 in accordance with Rule 14a-8 of the Exchange Act, in order to be considered for inclusion in the Company's Proxy Statement relating to that meeting.

     Resources' Bylaws limit the business that may be transacted at a meeting of shareholders to that specified in the notice of the meeting, those otherwise properly presented by the Board of Directors and those presented by a shareholder of record of Resources who provided notice in writing to the President not less than sixty days nor more than ninety days prior to the meeting. Proposals not meeting the requirements of the Bylaws will not be entertained at the shareholders' meeting.

                            EXPENSES OF SOLICITATION

     The entire expense of preparing, assembling, printing and mailing the form of proxy and Proxy Statement will be paid by Resources. Resources will request banks and brokers to solicit their customers who beneficially own common stock of Resources listed in the names of nominees and will reimburse said banks and brokers for the reasonable out-of-pocket expense of such solicitation. In addition to the use of the mails, solicitation may be made by employees of Resources by any and all means available. Resources does not expect to pay any compensation for the solicitation of proxies.

         By Order of the Board of Directors.




         JOHN B. WILLIAMSON, III
         Chairman, President & CEO
         December 27, 2002


RESOURCES' ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2002 IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING THE SAME. WRITTEN REQUESTS SHOULD BE ADDRESSED TO THE ATTENTION OF MS. DALE P. MOORE, SECRETARY, RGC RESOURCES, INC., P.O. BOX 13007, ROANOKE, VIRGINIA 24030.

Dear Shareholder,

     The RGC Resources, Inc. Annual Meeting of Shareholders will be held at 9:00 a.m. on Monday, January 27, 2003 at the Clarion Hotel, 3315 Ordway Drive, Roanoke, Virginia.

     As in prior years, I want to extend to you an invitation to attend a light shareholder breakfast beginning at 8:15 a.m. on the morning of the Annual Meeting. The breakfast will be followed by the formal shareholder meeting at 9:00 a.m. If you plan to attend, please call Susan Miller at 540.777.3853 with your confirmation by Friday, January 17, 2003.

     We thank you for your interest in Company operations and activities, and encourage you to complete and return the enclosed proxy card and to review our annual report in detail.

                                             Sincerely,



                                             John B. Williamson, III
                                             President and CEO

P R O X Y                      RGC RESOURCES, INC.
                            519 KIMBALL AVENUE, N.E.
                             ROANOKE, VIRGINIA 24016

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John H. Parrott and W. Bolling Izard, or either of them, with full power of substitution, to vote all common stock of RGC Resources, Inc. held of record by the undersigned as of November 22, 2002, at the Annual Meeting of Shareholders of RGC Resources, Inc. to be held on January 27, 2003, and at any adjournments thereof, as follows:

     The Board of Directors recommends a vote "FOR" items 1, 2 and 3.

1.   ELECTION OF CLASS B DIRECTORS (SERVING UNTIL 2005 ANNUAL MEETING):

         [  ]  FOR all nominees listed below    [  ] WITHHOLD AUTHORITY to vote
               (except as marked to the              for all nominees listed
                contrary below)                      below

           Frank T. Ellett, Maryellen F. Goodlatte and George W. Logan

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW:

-------------------------------------------------------------------------------
                                     (Over)

                                                  FOR       AGAINST    ABSTAIN

2.   To ratify the selection of Deloitte &        [  ]       [  ]      [   ]
     Touche LLP as independent auditors.

3.   Authorize proxies to vote on such
     other business, if any, that may properly    [  ]       [  ]      [   ]
     come before the meeting.

                                THE SHARES REPRESENTED BY THIS PROXY WILL BE
                                VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2 AND 3 ABOVE.

                                The undersigned hereby acknowledges receipt of the Proxy Statement dated December 27, 2002.

                                Dated:
                                      -----------------------------------------
                                -----------------------------------------------
                                -----------------------------------------------
                                             Signature of Shareholder

                                Please sign your name(s) exactly as shown imprinted hereon. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. (This proxy is revocable at any time prior to exercise hereof.)